UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2014

Commission File Number 000-54530

FOREX INTERNATIONAL TRADING CORP.

(Exact name of small business issuer as specified in its charter)

Nevada	27-0603137
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

49 Front Street, Suite 206, Rockville Centre, New York, 11570

(Address of principal executive offices)

888-426-4780

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

/_/ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/_/ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/_/ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/_/ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement s of Certain Officers

On October 7, 2014, Andrew Cox was appointed by Forex International Trading Corp. (the “Company”) to serve as the President, Chief Executive Officer, Secretary and Treasurer as well as Chairman of the Board of Directors of the Company. Erik Klinger resigned as an executive officer and director of the Company to pursue other interests.

There is no understanding or arrangement between Mr. Cox and any other person pursuant to which he was appointed as an executive officer and director.  Mr. Cox does not have any family relationship with any director, executive officer or person nominated or chosen by us to become a director or an executive officer.  Mr. Cox has not had direct or indirect material interest in any transaction or proposed transaction, in which the Company was or is a proposed participant, exceeding $120,000.

Andrew Cox is a veteran litigation attorney who has been involved in the private practice of law for over 20 years.  In 2007, Mr. Cox co-founded Marcote & Associates, PC, a full service law firm located in Hicksville, New York, where he has served as a partner and litigation specialist from 2007 through the present.  This high volume, multifaceted law practice handles both criminal and civil matters, with a concentration on insurance law.  Mr. Cox received his Juris Doctor degree from George Mason University School of Law in 1992 and a Bachelor of Arts degree from the State University of New York at Buffalo in 1988.  Mr. Cox is admitted to practice law in the State of New York.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FOREX INTERNATIONAL TRADING CORP.
By:	/s/ Andrew Cox
Name: Andrew Cox Title: CEO, President, Secretary, Treasurer and Chairman

Date: October 8, 2014
Rockville Centre, New York

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